Exhibit 23(h)(iii) under Form N-1A
                                        Exhibit 10 under Item 601/Reg. S-K

                                EXHIBIT A
                                    To
     The MUTUAL FUND SERVICES AGREEMENT FOR TRANSFER AGENCY SERVICES
                                 between
           UNIFIED FUND SERVICES, INC. AND HUNTINGTON VA FUNDS

         Dated September 22, 2003, effective as of March 12, 2002
                       Revised as of April 30, 2004



      NAME

VA Growth Fund
VA Income Equity Fund
VA Rotating Markets Fund
VA Dividend Capture Fund
VA Mid Corp America Fund
VA New Economy Fund
VA Macro 100 Fund
VA International Equity Fund
VA Mortgage Securities Fund
VA Situs Small Cap Fund